UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2025 qxo building products, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42492	36-4173371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Huntmar Park Drive, Suite 300

Herndon, VA 20170

(Address of Principal Executive Offices) (Zip Code)

(571) 323-3939

(Registrant’s telephone number, including area code)

Beacon Roofing Supply, Inc.

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	BECN	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2025, QXO Building Products, Inc. (f/k/a Beacon Roofing Supply, Inc.), a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with QXO, Inc., a Delaware corporation (“QXO”), and Queen MergerCo, Inc., a Delaware corporation and wholly owned subsidiary of QXO (“Merger Sub”). This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the Merger Agreement.

Item 1.01. Entry into a Material Definitive Agreement

New Notes

On April 29, 2025, upon consummation of the Merger (as defined below), the Company, certain of the Company’s subsidiaries (the “Subsidiary Guarantors”) and Wilmington Trust, National Association (the “Trustee”) entered into the Supplemental Indenture No. 1 to the Indenture, entered into on April 29, 2025, among the Company, as successor by merger to Merger Sub, the subsidiary guarantors party thereto from time to time and the Trustee (the “New Notes Indenture”), governing Merger Sub’s 6.75% Senior Secured Notes due 2032 with an initial aggregate principal amount of $2.25 billion (the “New Notes”), pursuant to which the Company assumed the obligations under the New Notes and the New Notes Indenture, and the Subsidiary Guarantors guaranteed the Company’s obligations under the New Notes and the New Notes Indenture.

The New Notes and the related guarantees are secured by first-priority liens on substantially all of the Company’s and the Subsidiary Guarantors’ material owned assets other than the ABL Priority Collateral (as defined below) (the “Notes Priority Collateral”) and by second-priority liens on substantially all of the Company’s and the Subsidiary Guarantors’ inventory, receivables and related assets (the “ABL Priority Collateral”), in each case subject to certain exceptions and permitted liens. The New Indenture and the New Notes include restrictive covenants, events of default and other provisions that are customary for obligations of this type.

New Term Loan Facility

On April 29, 2025, upon the consummation of the Merger, the Company entered into the Joinder to Credit Agreement and assumed Merger Sub’s obligations under a Term Loan Credit Agreement, entered into on April 29, 2025 (the “New Term Loan Credit Agreement”), among Queen HoldCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of QXO (“Holdings”), Merger Sub, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, which provides for senior secured financing consisting of a term loan facility (the “New Term Loan Facility”) in an aggregate principal amount of $2.25 billion, maturing on April 30, 2032, all of which Merger Sub borrowed at closing. All obligations under the New Term Loan Facility are unconditionally guaranteed by Holdings on a limited recourse basis and secured by the equity interests of the Company held by Holdings, guaranteed by each of the Subsidiary Guarantors and secured by a first-priority lien with respect to the Notes Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral. The New Term Loan Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

New ABL Facility

On April 29, 2025, upon the consummation of the Merger, the Company entered into the Joinder to Credit Agreement and assumed Merger Sub’s obligations under the Asset-Based Revolving Credit Agreement, entered into on April 29, 2025 (the “New ABL Credit Agreement”), among Holdings, Merger Sub, the subsidiary borrowers party thereto, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent, which provides for an asset-based revolving credit facility (the “New ABL Facility”) maturing on April 29, 2030 with an aggregate borrowing availability equal to the lesser of $2,000 million and the borrowing base. At closing, Merger Sub borrowed $400 million under the New ABL Facility. All obligations under the New ABL Facility are unconditionally guaranteed by Holdings on a limited recourse basis and secured by the equity interests of the Company held by Holdings, guaranteed by each of the Subsidiary Guarantors and secured by a first-priority lien with respect to the ABL Priority Collateral and a second-priority lien with respect to the Notes Priority Collateral. The New ABL Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of this type.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the consummation of the Merger, on April 29, 2025, the Company repaid all loans and terminated all credit commitments and all obligations outstanding under (i) the Amended and Restated Term Loan Credit Agreement, dated as of May 19, 2021 (as amended by Amendment No. 1, dated as of December 21, 2021, Amendment No. 2, dated as of July 3, 2023 and Amendment No. 3, dated as of March 28, 2024), among the Company, as borrower, the lenders and other parties from time to time party thereto and Citibank, N.A., as administrative agent and collateral agent, and (ii) the Second Amended and Restated Credit Agreement, dated as of May 19, 2021 (as amended by Amendment No. 1, dated as of December 21, 2021, Amendment No. 2, dated as of June 6, 2023 and Amendment No. 3, dated as of June 28, 2024), among the Company, Beacon Sales Acquisition Inc., a Delaware corporation, as the U.S. borrower, Beacon Roofing Supply Canada Company, an unlimited liability company organized under the laws of Nova Scotia, as the Canadian borrower, the lenders and other parties from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

The descriptions contained under Item 8.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

The Offer. Pursuant to the Merger Agreement, Merger Sub offered to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $124.35 per share (such amount, the “Offer Price”) in cash, without interest (the “Offer”). The Offer was extended through 5:00 p.m., New York City time, on April 28, 2025, and at 5:00 p.m., New York City time on April 28, 2025, the Offer expired. Computershare Trust Company, N.A., the depository for the Offer advised QXO that, as of the expiration of the Offer, a total of 44,835,447 Shares were validly tendered and not validly withdrawn prior to the expiration of the Offer, representing approximately 72.06% of the Shares outstanding as of the expiration of the Offer.

As of the expiration of the Offer, the number of Shares validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the 100 Shares then owned by QXO and Merger Sub (representing less than 1% of the Shares outstanding as of the expiration of the Offer), satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied or waived by QXO. On April 29, 2025, Merger Sub irrevocably accepted for payment all shares of the Shares validly tendered and not validly withdrawn pursuant to the Offer.

The Merger. Following consummation of the Offer, on April 29, 2025, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of QXO (the “Surviving Corporation”), without a vote of the stockholders of the Company, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and subject to the terms and conditions of the Merger Agreement.

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each Share outstanding that was not tendered and accepted pursuant to the Offer, including, for the avoidance of doubt, Shares received from the settlement of RSU Awards and PSU Awards (both as defined below) or the exercise of options prior to the Effective Time (each, as defined below) (other than (i) Shares owned by QXO, Merger Sub or any other direct or indirect wholly owned Subsidiary of QXO at the commencement of the Offer and which were owned by QXO, Merger Sub or any other direct or indirect wholly owned Subsidiary of QXO immediately prior to the Effective Time and not, in each case, held on behalf of third parties, (ii) Shares held in treasury of the Company or held by any direct or indirect wholly owned Subsidiary of the Company, (iii) Shares irrevocably accepted for purchase in the Offer and (iv) Shares held by stockholders of the Company who have demanded appraisal of such Shares pursuant to, and who comply in all respects with, Section 262 of the DGCL) was thereupon cancelled and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest (the “Merger Consideration”).

Treatment of Outstanding Equity Awards. Pursuant to the terms of the Merger Agreement, at the Effective Time:

(i)	each restricted stock unit award for which vesting is solely based on service-based conditions (each, a “RSU Award”) that was held by a non-employee member of the board of directors of the Company (the “Board”), whether vested or unvested as of the Effective Time (each, a “Cash-Out RSU Award”) was accelerated in full and was cancelled and entitled the holder thereof to receive an amount in cash equal to the sum of (1) the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such Cash-Out RSU Award and (2) any accrued and unpaid dividends or dividend equivalent rights corresponding to such Cash-Out RSU Award; and

(ii)	each (1) option to purchase Shares, (2) RSU Award that is not a Cash-Out RSU Award (each, an “Assumed RSU Award”) and (3) outstanding award of restricted stock units for which vesting is based on service-based conditions and performance-based conditions (each, a “PSU Award”), was converted into corresponding QXO equity awards (and, with respect to each PSU Award, with the performance-based vesting condition deemed satisfied at target and being converted into an award of QXO restricted stock units for which vesting is solely based on service-based conditions), in each case, based on an exchange ratio equal to the quotient obtained by dividing (A) the Merger Consideration by (B) the volume-weighted average trading price of QXO’s common stock on the New York Stock Exchange as reported by Bloomberg for the five (5) consecutive trading days ending on the trading day immediately preceding the closing, in each case, subject to the same terms and conditions applicable to such awards (excluding performance-based vesting terms) immediately prior to the Effective Time; provided that any amounts relating to accrued and unpaid dividends or dividend equivalent rights corresponding to an Assumed RSU Award or a PSU Award were converted into dividend equivalent rights on the corresponding QXO equity awards.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 20, 2025 and is incorporated herein by reference.

Rights Agreement. As previously disclosed, on January 27, 2025, the Board adopted a stockholder rights agreement and declared a dividend of one right (a “Right”) for each outstanding Share. Each Right entitled the holder thereof under certain circumstances to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share. The terms of the Rights were set forth in a Stockholder Rights Agreement, dated as of January 27, 2025, as amended by Amendment No. 1 to Rights Agreement, dated as of March 20, 2025, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”).

As a result of the consummation of the Merger, the Rights and the Rights Agreement were automatically terminated pursuant to the terms of the Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions contained under Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 29, 2025, in connection with the consummation of the Merger, the Company (i) notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) suspend trading of the Shares prior to the open of trading on the Closing Date, (y) withdraw the Shares from listing on Nasdaq and (z) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Company’s request, Nasdaq filed a Form 25 on April 29, 2025 to provide notification of such delisting and to effect the deregistration of the Shares under Section 12(b) of the Exchange Act. The delisting of the Shares from Nasdaq will be effective 10 days after the filing of the Form 25. As a result, the Shares, which previously traded under the symbol “BECN”, will no longer be listed on Nasdaq. Upon the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company’s securities and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information contained in the Introductory Note and Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Change in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred. Following the consummation of the Merger, the Company became a wholly owned subsidiary of QXO. The Merger was financed with a combination of the issuance of the New Notes, the issuance of new term loans under the New Term Loan Facility, borrowings under the New ABL Facility and QXO’s previously announced equity offerings and cash on its balance sheet.

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Election of Directors

Effective as of the Effective Time, each of Stuart A. Randle, Julian Francis, Major General (Ret.) Barbara G. Fast, Alan Gershenhorn, Melanie M. Hart, Racquel H. Mason, Robert M. McLaughlin, Earl Newsome, Jr., Neil S. Novich and Douglas L. Young ceased to be a member of the Board and all committees thereof. In accordance with the terms of the Merger Agreement, the members of the board of directors of Merger Sub immediately prior to the Effective Time became members of the Board effective as of the Effective Time.

Departure of Officers; Appointment of Certain Officers

Effective as of the Effective Time, each of the officers of the Company immediately prior to the Effective Time ceased to be an officer of the Company. In accordance with the terms of the Merger Agreement, the officers of Merger Sub immediately prior to the Effective Time became the officers of the Surviving Corporation.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger and the Offer, the Company’s certificate of incorporation and its bylaws, as in effect immediately prior to the Effective Time, were each amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events

In connection with the transactions contemplated by the Merger Agreement: (i) on March 28, 2025, the Company caused to be issued to the holders of its $300,000,000 aggregate principal amount of 4.500% Senior Secured Notes due 2026 (the “2026 Notes”) a notice of conditional redemption to redeem on April 29, 2025 (the “2026 Notes Redemption Date”) all of the 2026 Notes then outstanding at a redemption price equal to 100% of the principal amount of the 2026 Notes redeemed plus accrued and unpaid interest to, but excluding, the 2026 Notes Redemption Date; (ii) on April 17, 2025, the Company caused to be issued to the holders of its $350,000,000 aggregate principal amount of 4.125% Senior Notes due 2029 (the “2029 Notes”) a notice of conditional redemption to redeem on May 15, 2025 (the “2029 Notes Redemption Date”) all of the 2029 Notes then outstanding at a redemption price equal to 101.031% of the principal amount of the 2029 Notes redeemed plus accrued and unpaid interest to, but excluding, the 2029 Notes Redemption Date; and (iii) on April 17, 2025, the Company caused to be issued to the holders of its $600,000,000 aggregate principal amount of 6.500% Senior Secured Notes due 2030 (the “2030 Notes” and, together with the 2026 Notes and the 2029 Notes, the “Notes”) a notice of conditional redemption to redeem on April 29, 2025 (the “2030 Notes Redemption Date”) all of the 2030 Notes then outstanding at a redemption price equal to 100% of the principal amount of the 2030 Notes redeemed plus a “make-whole” premium as described in the indenture governing the 2030 Notes plus accrued and unpaid interest to, but excluding, the 2030 Notes Redemption Date. The Company’s obligations to redeem the 2026 Notes, the 2029 Notes and the 2030 Notes was conditioned upon the consummation of Merger on or prior to the applicable redemption date (the “Merger Condition”).

On April 29, 2025, the Merger Condition was satisfied, and the Company redeemed all outstanding 2026 Notes and 2030 Notes and caused to be deposited with the trustee for the 2029 Notes sufficient funds for the redemption of the 2029 Notes on the 2029 Notes Redemption Date. Upon redemption of the 2026 Notes and the 2030 Notes and the deposit of the funds for the redemption of the 2029 Notes, each of the indentures governing each series of Notes (each, an “Indenture”) was satisfied and discharged, and, as a result, each of the Company and its subsidiary guarantors has been released from its respective obligations with respect to each Indenture and each series of Notes, except with respect to those provisions of each Indenture that, by their respective terms, survive the satisfaction and discharge of such Indenture.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 20, 2025, by and among QXO, Inc., QXO Building Products, Inc. (f/k/a Beacon Roofing Supply, Inc.) and Queen MergerCo, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 20, 2025, File No. 001-42492)*
3.1	Third Amended and Restated Certificate of Incorporation of QXO Building Products, Inc.
3.2	Amended and Restated Bylaws of QXO Building Products, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedules and/or exhibits to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2025

QXO BUILDING PRODUCTS, INC.

By:	/s/ Christopher Signorello
Name:	Christopher Signorello
Title:	Chief Legal Officer